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                                                                     EXHIBIT 5.1


                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                ___________, 2000
Silicon Energy Corp.
1010 Atlantic Avenue
Alameda, CA 94501

       RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

       We have examined the Registration Statement on Form S-1 (File No. 333-_____) filed with the Securities and Exchange Commission on ___________, 2000 (as such may be amended or supplemented, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Silicon Energy Corp. (the "SHARES"). The Shares, which include shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the representatives of the underwriters.

       As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares. Assuming (i) the Amended and Restated Certificate of Incorporation as set forth in Exhibit 3.2 of the final Registration Statement has been duly approved and filed with the office of the Delaware Secretary of State and (ii) the approval of the terms of said transaction by the pricing committee, which committee has been duly authorized by the Company's Board of Directors, it is our opinion, based on the foregoing and based solely in reliance thereon, that the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement and any amendment thereto, and further consent to the use of our name under the caption "Legal Matters" in the Prospectus included as in the Registration Statement and any amendment thereto.

                                   Very truly yours,

                                   /s/ Wilson Sonsini Goodrich & Rosati

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation